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                                                                       Exhibit 5

                [Letterhead of Morris, Nichols, Arsht & Tunnell]


                                     (Date)



Board of Trade of the City of Chicago, Inc.
141 West Jackson Blvd.
Chicago, IL  60604

          Re:  Restructuring Transactions

Ladies and Gentlemen:

          We are acting as special Delaware counsel to Board of Trade of the City of Chicago, Inc., a Delaware corporation (the "Company"), in connection with the demutualization and restructuring of the Company (the "Restructuring Transactions"). As described in the Registration Statement on Form S-4, Registration No. 333-72184 (as amended and supplemented, the "Registration Statement"), filed by CBOT Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("CBOT Holdings"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), the Restructuring Transactions include, inter alia: (i) the merger of the Company with a wholly owned subsidiary of CBOT Holdings (the "Merger"), as a result of which the outstanding memberships in the Company will be converted into Class B and Class C memberships in the Company,
(ii) the distribution to the members of the Company of a dividend (the "Dividend") of shares of common stock, par value $.001 per share, of CBOT Holdings (the "Common Stock") to be distributed immediately following the effective time of the Merger, and (iii) the adoption of an Amended and Restated Certificate of Incorporation (the "Restated Certificate") and Amended and Restated Bylaws (the "Restated Bylaws") of the Company, as well as the adoption and amendment of various Rules of the Company. This opinion relates to the __________ shares of Common Stock (collectively the "Shares") and the ______ Class B memberships and _____ Class C memberships (collectively, the "New Memberships") to be registered in connection with the Restructuring Transactions pursuant to the Registration Statement.

          For purposes of rendering the opinions expressed herein, we have examined and relied upon the following documents in the forms provided to us by the Company: the Amended and Restated Certificate of Incorporation and Bylaws of the Company, and the Amended and Restated Certificate of Incorporation and Bylaws of CBOT Holdings, in effect as of the date hereof; the Restated Certificate and the Restated Bylaws proposed to be adopted by the Company in the Restructuring Transactions as set forth in the Registration Statement; the Amended and Restated Certificate of Incorporation of CBOT Holdings (the "CBOT Holdings Restated Certificate") and the

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Board of Trade of the City of Chicago, Inc.
(Date)
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Amended and Restated Bylaws of CBOT Holdings (the "CBOT Holdings Restated
Bylaws") proposed to be adopted by CBOT Holdings in the Restructuring Transactions as set forth in the Registration Statement; the Agreement and Plan of Merger dated __________ by and among the Company, CBOT Merger Sub, Inc. and CBOT Holdings (the "Merger Agreement"); the form of resolutions to be adopted by the board of directors of the Company (the "Company Board") to declare the Dividend (the "Dividend Resolutions"); and the Registration Statement. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization;
(ii) that the outstanding memberships of the Company and participation interests therein (collectively, the "Old Memberships") to be converted into New Memberships as a result of the Merger were duly authorized and are validly issued and outstanding; (iii) that the Merger Agreement has been duly authorized, executed and delivered by each party thereto and that the Company Board, the members of the Company, the board of directors of CBOT Holdings and the Company as sole stockholder of CBOT Holdings have satisfied such fiduciary duties as they may have in connection with the Restructuring Transactions and have taken all necessary actions and given all necessary approvals to duly authorize and adopt and, as applicable, execute and deliver, the documents being proposed to effectuate the Restructuring Transactions as described in the Registration Statement, including the Restated Certificate, the Restated Bylaws, the CBOT Holdings Restated Certificate, the CBOT Holdings Restated Bylaws, and the Dividend Resolutions; (iv) that prior to the adoption by the Company Board of the Dividend Resolutions, the Shares will be issued by CBOT Holdings to the Company and will, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable, and the shares of Common Stock to be issued in the Dividend will be issued out of the Shares and will not exceed the aggregate number of the Shares; (v) that the Company will have sufficient funds legally available under Delaware law to declare and pay the Dividend; (vi) that the restrictions on transfer (the "Restrictions") imposed on the Common Stock in the CBOT Holdings Restated Certificate and on the New Memberships in the Restated Certificate of the Company bear a reasonably necessary relation to the best interests of CBOT Holdings and the Company, respectively; and (vii) that all shares of Common Stock will be issued as uncertificated shares and that the Restrictions and such other matters as are required by Delaware law will be noted conspicuously in a written notice provided to all registered owners of such shares and all recipients of New Memberships (the "Requisite Notice"). No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

          Based upon and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that: (a) following the effectiveness of the CBOT Holdings Restated

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Board of Trade of the City of Chicago, Inc.
(Date)
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Certificate and the declaration of the Dividend by the Company Board pursuant to the Dividend Resolutions, upon the due delivery to the persons entitled thereto of evidence of ownership of the shares of Common Stock to be distributed in the Dividend, including the Requisite Notice, such shares of Common Stock will be legally issued, fully paid and nonassessable; and (b) following the effectiveness of the Merger and the conversion of the Old Memberships into New Memberships pursuant to the terms of the Merger Agreement, upon the due delivery to the persons entitled thereto of evidence of ownership of the New Memberships, including the Requisite Notice, such New Memberships will be legally issued. We express no opinion concerning the validity or enforceability of any particular right, power, privilege, or obligation of any member of the Company or attaching to any New Membership issued by the Company.

          We hereby consent to the filing of this opinion as exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

          The opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the applicable law be changed by legislative action, judicial decision or otherwise after the date on which the Registration Statement is declared effective by the Commission.

          This opinion is furnished to you in connection with your filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                            Very truly yours,